Registration No. 333-81724

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                              CONCORD CAMERA CORP.
             (Exact Name of Registrant as Specified in Its Charter)

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           New Jersey                                             13-3152196
(State or Other Jurisdiction of                                (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                            4000 Hollywood Boulevard
                        Presidential Circle - Suite 240-N
                            Hollywood, Florida 33021
                                 (954) 331-4200
          (Address, including Zip Code, of Principal Executive Offices)

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          Concord Camera Corp. Stock Option Plan for Ralph J. Sutcliffe
                            (Full Title of the Plan)

                                   ----------

                                 Ira B. Lampert
                            4000 Hollywood Boulevard
                        Presidential Circle - Suite 240-N
                            Hollywood, Florida 33021
                                 (954) 331-4200
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                                   ----------

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

         Large accelerated filer |_|                   Accelerated filer |_|

          Non-accelerated filer |X|                Smaller reporting company |_|
(Do not check if a smaller reporting company)

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                            REMOVAL FROM REGISTRATION

The Registration Statement No. 333-81724 on Form S-8 (the "Registration Statement") covered shares of common stock, no par value (the "Common Stock") of Concord Camera Corp., a New Jersey corporation (the "Company"), issuable by the Company to a certain employee.

The offering pursuant to the Registration Statement has been terminated. In accordance with undertakings made in the Registration Statement to remove from registration, by means of post-effective amendments, any securities of the Company that remain unsold at the termination of the offering, the Company hereby removes from registration all shares of the Common Stock registered but not sold under the Registration Statement.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hollywood, State of Florida, on May 27, 2010.

                                Concord Camera Corp.

                                /s/ Ira B. Lampert
                                ------------------------------------------------
                                Ira B. Lampert
                                Chief Executive Officer, President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                         Title                                         Date

/s/ Ira B. Lampert                                  Chairman, Chief Executive Officer,                      May 27, 2010
-----------------------------                             President and Treasurer
Ira B. Lampert                                (Principal Executive Officer, Principal Financial
                                                 Officer and Principal Accounting Officer)

/s/ Roger J. Beit                                                Director                                   May 27, 2010
-----------------------------
Roger J. Beit

/s/ William J. O'Neill, Jr.                                      Director                                   May 27, 2010
-----------------------------
William J. O'Neill, Jr.